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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 1999, except for paragraph 3 of Note 12, as to which the date is April 13, 1999, paragraphs 17 and 18 of
Note 1 and paragraph 9 of Note 12, as to which the date is April 15, 1999, paragraph 2 of Note 7, paragraph 2 of Note 8, paragraphs 1 and 8 of Note 9, as to which the date is April 21, 1999, paragraph 2 of Note 9, as to which the date is June 16, 1999, paragraphs 7 and 8 of Note 12, as to which the date is April 30, 1999, paragraph 10 of Note 12, as to which the date is August 9, 1999, paragraph 11 of Note 12, as to which the date is May 7, 1999, Note 13, as to which the date is June 30, 1999, and paragraph 7 of Note 9, as to which the date is August 18, 1999, relating to the financial statements of ImageX.com, Inc., which are incorporated by reference in such Registation Statement.

/s/ PriceWaterhouseCoopers LLP


Seattle, Washington
August 26, 1999